Exhibit 99.1

PRESS RELEASE

For release:	November 9, 2021

Contact:	Media
Stephen W. Ries
Head of Investor Relations
(610) 668-3270
sries@global-indemnity.com

Global Indemnity Group, LLC Reports Third Quarter 2021 Results

Bala Cynwyd, Pennsylvania, (November 9, 2021) – Global Indemnity Group, LLC (NASDAQ:GBLI) (the “Company”) today reported net income available to shareholders of $3.8 million for the nine months ended September 30, 2021 compared to net loss available to shareholders of $22.2 million for the corresponding period in 2020. Adjusted operating loss was $2.9 million for the nine months ended September 30, 2021 compared to adjusted operating income of $16.8 million for the corresponding period in 2020, which period included a $31.6 million release of prior year reserves as compared to a $0.7 million strengthening in prior year reserves in the current period. Gross written premiums increased 10.6%, net written premiums increased 12.9% and net earned premiums increased 5.6% for the nine months ended September 30, 2021 compared to the same period in 2020.

Selected Operating and Balance Sheet Information

(Dollars in millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Gross Written Premiums	$174.3	$143.7	$513.1	$464.0
Net Written Premiums	$162.3	$130.6	$470.6	$417.0
Net Earned Premiums	$157.6	$140.3	$450.7	$426.6
Net income (loss) available to shareholders	$(7.8)	$(15.2)	$3.8	$(22.2)
Net income (loss) available to shareholders per share	$(0.54)	$(1.06)	$0.26	$(1.56)
Adjusted operating income (loss)	$(7.1)	$(4.3)	$(2.9)	$16.8
Adjusted operating income (loss) per share	$(0.50)	$(0.30)	$(0.22)	$1.16
Combined ratio analysis:
Loss ratio	69.3%	69.2%	64.5%	56.7%
Expense ratio	37.6%	38.0%	38.0%	38.3%

Combined ratio	106.9%	107.2%	102.5%	95.0%

	As of September 30, 2021	As of June 30, 2021	As of March 31, 2021	As of December 31, 2020
Book value per share (1)	$47.73	$48.79	$48.00	$49.62
Shareholders’ equity (2)	$695.2	$709.6	$696.5	$718.3
Cash and invested assets (3)	$1,486.3	$1,476.2	$1,429.3	$1,449.9

(1)

Net of cumulative Company distributions/dividends to common shareholders totaling $3.75 per share,$3.50 per share, $3.25 per share, and $3.00 per share as of September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively.

(2)	Shareholders’ equity includes $4 million of series A cumulative fixed rate preferred shares.
(3)	Including receivable/(payable) for securities sold/(purchased).

Selected Financial Data for the Three Months Ended September 30, 2021:

•	Gross written premiums, net written premiums and net earned premiums increased 21.3%, 24.3% and 12.3%, respectively.

•

Underwriting income/(loss) – ($10.5) million in 2021 compared to ($9.5) million in 2020. 2020 included a reduction of overall prior accident year loss reserves of $11.7 million compared to a reduction of prior accident year loss reserves of $1.4 million in 2021. Underwriting income for 2021 includes a $14.8 million loss related to Hurricane Ida.

•	Investment income – $9.3 million in 2021 compared to $11.7 million in 2020. The decrease was primarily due to a decrease in yield within the fixed maturities portfolio.

•

Realized gains/(losses) – ($0.3) million in 2021 compared to $7.3 million in 2020. Realized gains in the 3rd quarter of 2020 reflected a recovery related to the changes in fair value on equity securities previously impacted by the disruption in the global financial markets as a result of COVID-19.

•	Tax benefit – $1.8 million in 2021 compared to $3.2 million in 2020.

Selected Financial Data for the Nine Months Ended September 30, 2021:

•	Gross written premiums, net written premiums and net earned premiums increased 10.6%, 12.9%, and 5.6%, respectively.

•

Underwriting income/(loss) – ($10.2) million in 2021 compared to $22.8 million in 2020. 2020 included a reduction of overall prior accident year loss reserves of $31.6 million. 2021 included reserve strengthening of $0.7 million. Underwriting income for 2021 includes a $14.8 million loss related to Hurricane Ida and a $11.1 million loss from Winter Storm Uri.

•

Investment income – $29.8 million in 2021 compared to $19.5 million in 2020. The increase was primarily due to increased returns from alternative investments offset by a decrease in yield within the fixed maturities portfolio.

•

Realized gains/(losses) – $7.3 million in 2021 compared to ($22.3) million in 2020. Realized losses in 2020 were primarily due to the impact of changes in fair value on equity securities and derivatives due to disruption in the global financial markets experienced during the first quarter of 2020 as a result of COVID-19.

•	Tax benefit – $1.1 million in 2021 compared to $8.2 million in 2020.

Sale of Manufactured and Dwelling Homes Business Lines

On November 2, 2021, in furtherance of the Company’s strategy to focus on core small and middle-market commercial lines, the Company announced the sale of its manufactured and dwelling homes business lines to K2 Insurance Services and American Family Mutual Insurance Company. Pursuant to the tripartite transaction, the Company will receive $30.4 million in cash as well as retain the American Reliable 50-state licensed operating unit, $65 million of net capital supporting the business, and a related $42 million unearned premium reserve.

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Group, LLC’s four primary segments are:

•	Commercial Specialty

•	Specialty Property

•	Farm, Ranch & Stable

•	Reinsurance Operations

Forward-Looking Information

The forward-looking statements contained in this press release1 do not address a number of risks and uncertainties including COVID-19. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity Group, LLC’s Combined Ratio for the Three and Nine Months Ended September 30, 2021 and 2020

For the three months ended September 30, 2021, the Company recorded a combined ratio of 106.9% (Loss Ratio 69.3% and Expense Ratio 37.6%) as compared to 107.2% (Loss Ratio 69.2% and Expense Ratio 38.0%) for the three months ended September 30, 2020.

•

The Company’s accident year casualty loss ratio increased by 4.7 points to 63.0% in 2021 from 58.3% in 2020 primarily due to higher claims frequency within Commercial Specialty partially offset by a mix of business change due to growth within Reinsurance Operations.

•

The Company’s accident year property loss ratio improved by 12.6 points to 77.7% in 2021 from 90.3% in 2020 primarily due to lower catastrophe claim frequency and severity within Insurance Operations partially offset by higher claim severity of non-catastrophe property claims. Underwriting income for 2021 includes a $14.8 million loss related to Hurricane Ida.

For the nine months ended September 30, 2021, the Company recorded a combined ratio of 102.5% (Loss Ratio 64.5% and Expense Ratio 38.0%) as compared to 95.0% (Loss Ratio 56.7% and Expense Ratio 38.3%) for the nine months ended September 30, 2020.

•

The Company’s accident year casualty loss ratio increased by 3.5 points to 60.0% in 2021 from 56.5% in 2020 primarily due to higher claims frequency within Commercial Specialty partially offset by a mix of business change due to growth within Reinsurance Operations.

•

The Company’s accident year property loss ratio improved by 0.7 points to 68.5% in 2021 from 69.2% in 2020 primarily due to lower catastrophe claim frequency and severity within Insurance Operations partially offset by higher claim severity for non-catastrophe property claims. Underwriting income for 2021 includes a $14.8 million loss related to Hurricane Ida and a $11.1 million loss related to Winter Storm Uri.

Global Indemnity Group, LLC’s Gross Written and Net Written Premiums Results by Segment for the Three and Nine Months Ended September 30, 2021 and 2020

	Three Months Ended September 30,
	Gross Written Premiums			Net Written Premiums
	2021	2020	% Change	2021	2020	% Change
Commercial Specialty	$95,734	$74,971	27.7%	$89,160	$69,074	29.1%
Specialty Property	30,504	34,730	(12.2%)	27,204	29,971	(9.2%)
Farm, Ranch & Stable	18,500	19,443	(4.9%)	16,370	16,961	(3.5%)
Reinsurance Operations	29,565	14,605	102.4%	29,565	14,605	102.4%

Total	$174,303	$143,749	21.3%	$162,299	$130,611	24.3%

	Nine Months Ended September 30,
	Gross Written Premiums			Net Written Premiums
	2021	2020	% Change	2021	2020	% Change
Commercial Specialty	$279,746	$243,099	15.1%	$256,007	$219,437	16.7%
Specialty Property	96,875	107,951	(10.3%)	86,652	93,053	(6.9%)
Farm, Ranch & Stable	60,353	64,798	(6.9%)	51,853	56,323	(7.9%)
Reinsurance Operations	76,123	48,174	58.0%	76,123	48,174	58.0%

Total	$513,097	$464,022	10.6%	$470,635	$416,987	12.9%

Commercial Specialty: Gross written premiums and net written premiums increased 27.7% and 29.1%, respectively, for the three months ended September 30, 2021 as compared to the same period in 2020. Gross written premiums and net written premiums increased 15.1% and 16.7%, respectively, for the nine months ended September 30, 2021 as compared to the same period in 2020. The growth in gross written premiums and net written premiums was primarily driven by organic growth in the Company’s excess and surplus lines business from existing agents, increased pricing, and several new programs. In addition, the gross written premiums and net written premiums for the nine months ended September 30, 2021 were also further reduced by actions taken to reduce risk and increase profitability within Property Brokerage.

Specialty Property: Gross written premiums and net written premiums decreased by 12.2% and 9.2%, respectively, for the three months ended September 30, 2021 as compared to the same period in 2020. Gross written premiums and net written premiums decreased 10.3% and 6.9%, respectively, for the nine months ended September 30, 2021 as compared to the same period in 2020. The decreases are primarily due to a continued reduction of both catastrophe-exposed business and business not providing an adequate return on capital.

Farm, Ranch & Stable: Gross written premiums and net written premiums decreased by 4.9% and 3.5%, respectively, for the three months ended September 30, 2021 as compared to the same period in 2020. Gross written premiums and net written premiums decreased 6.9% and 7.9%, respectively, for the nine months ended September 30, 2021 as compared to the same period in 2020. The decrease in gross written premiums and net written premiums was primarily due to an effort to reduce exposure in catastrophe prone areas to improve overall profitability.

Reinsurance Operations: Gross written premiums and net written premiums both increased 102.4% for the three months ended September 30, 2021, as compared to the same period in 2020. Gross written premiums and net written premiums both increased 58.0% for the nine months ended September 30, 2021 as compared to the same period in 2020. The growth was primarily organic growth of an existing casualty treaty and the assumption of three smaller casualty treaties partially offset by the non-renewal of its property catastrophe treaties.

###

Note: Tables Follow

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Gross written premiums	$174,303	$143,749	$513,097	$464,022

Net written premiums	$162,299	$130,611	$470,635	$416,987

Net earned premiums	$157,565	$140,302	$450,673	$426,617
Net investment income	9,344	11,746	29,813	19,516
Net realized investment gains (losses)	(310)	7,323	7,342	(22,332)
Other income	389	542	1,287	1,473

Total revenues	166,988	159,913	489,115	425,274
Net losses and loss adjustment expenses	109,195	97,148	290,916	242,092
Acquisition costs and other underwriting expenses	59,282	53,268	171,259	163,258
Corporate and other operating expenses	5,387	21,196	15,992	34,037
Interest expense	2,596	3,620	7,887	13,197
Loss on extinguishment of debt	—	3,060	—	3,060

Income (loss) before income taxes	(9,472)	(18,379)	3,061	(30,370)
Income tax benefit	(1,759)	(3,209)	(1,118)	(8,173)

Net income (loss)	(7,713)	(15,170)	4,179	(22,197)
Less: Preferred stock distributions	110	42	330	42

Net income (loss) available to common shareholders	$(7,823)	$(15,212)	$3,849	$(22,239)

Per share data:
Net income (loss) available to common shareholders
Basic	$(0.54)	$(1.06)	$0.27	$(1.56)
Diluted (1)	$(0.54)	$(1.06)	$0.26	$(1.56)
Weighted-average number of shares outstanding
Basic	14,445	14,304	14,413	14,277
Diluted (1)	14,445	14,304	14,651	14,277
Cash dividends/distributions declared per common share	$0.25	$0.25	$0.75	$0.75
Combined ratio analysis: (2)
Loss ratio	69.3%	69.2%	64.5%	56.7%
Expense ratio	37.6%	38.0%	38.0%	38.3%

Combined ratio	106.9%	107.2%	102.5%	95.0%

(1)

For the three months ended September 30, 2021 and three and nine months ended September 30, 2020, weighted-average of shares outstanding – basic was used to calculate diluted earnings per share due to a net loss for the period.

(2)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net earned premiums. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net earned premiums. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) September 30, 2021	December 31, 2020
ASSETS
Fixed Maturities:
Available for sale, at fair value (amortized cost: 2021 - $1,181,112 and 2020 - $1,149,009; net of allowance for expected credit losses of: $0 in 2021 and 2020)	$1,199,969	$1,191,186
Equity securities, at fair value	90,294	98,990
Other invested assets	155,346	97,018

Total investments	1,445,609	1,387,194
Cash and cash equivalents	40,578	67,359
Premiums receivable, net of allowance for expected credit losses of $3,090 at September 30, 2021 and $2,900 at December 31, 2020	126,170	109,431
Reinsurance receivables, net of allowance for expected credit losses of $8,992 at September 30, 2021 and December 31, 2020	92,898	88,708
Funds held by ceding insurers	31,334	45,480
Deferred federal income taxes	39,852	34,265
Deferred acquisition costs	70,269	65,195
Intangible assets	20,565	20,962
Goodwill	6,521	6,521
Prepaid reinsurance premiums	14,431	12,881
Receivable for securities sold	86	—
Lease right of use assets	19,963	21,077
Other assets	42,345	45,835

Total assets	$1,950,621	$1,904,908

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$731,765	$662,811
Unearned premiums	313,007	291,495
Ceded balances payable	9,411	8,943
Payable for securities purchased	—	4,667
Contingent commissions	8,206	10,832
Debt	126,394	126,288
Lease liabilities	21,700	22,950
Other liabilities	44,952	58,598

Total liabilities	1,255,435	1,186,584

Shareholders’ equity:
Series A cumulative fixed rate preferred shares, $1,000 par value; 100,000,000 shares authorized, shares issued and outstanding: 4,000 and 4,000 shares, respectively, liquidation preference: $1,000 and $1,000 per share, respectively	4,000	4,000
Common shares: no par value; 900,000,000 common shares authorized; class A common shares issued: 10,551,338 and 10,263,722, respectively; class A common shares outstanding: 10,534,245 and 10,263,722, respectively; class B common shares issued and outstanding: 3,947,206 and 4,133,366, respectively	—	—
Additional paid-in capital (1)	448,776	445,051
Accumulated other comprehensive income, net of taxes	15,036	34,308
Retained earnings (1)	227,853	234,965
Class A common shares in treasury, at cost: 17,093 and 0 shares, respectively	(479)	—

Total shareholders’ equity	695,186	718,324

Total liabilities and shareholders’ equity	$1,950,621	$1,904,908

(1)

Since the Company’s initial public offering in 2003, the Company repurchased 20.2 million shares for a total of $488 million. These share repurchases are reflected by a $488 million reduction of the Company’s additional paid-in capital and retained earnings as of September 30, 2021 and December 31, 2020. Retained earnings are also net of $55 million and $43 million of cumulative historic Company dividends/distributions to shareholders as of September 30, 2021 and December 31, 2020, respectively.

GLOBAL INDEMNITY GROUP, LLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) September 30, 2021	December 31, 2020
Fixed maturities	$1,200.0	$1,191.2
Cash and cash equivalents	40.6	67.4

Total bonds and cash and cash equivalents	1,240.6	1,258.6
Equities and other invested assets	245.6	196.0

Total cash and invested assets, gross	1,486.2	1,454.6
Receivable (payable) for securities purchased	0.1	(4.7)

Total cash and invested assets, net	$1,486.3	$1,449.9

	Total Investment Return (1)
	For the Three Months Ended September 30, (unaudited)		For the Nine Months Ended September 30, (unaudited)
	2021	2020	2021	2020
Net investment income	$9.3	$11.7	$29.8	$19.5

Net realized investment gains (losses)	(0.3)	7.3	7.3	(22.3)
Net unrealized investment gains (losses)	(4.8)	0.1	(23.7)	22.2

Net realized and unrealized investment return	(5.1)	7.4	(16.4)	(0.1)

Total investment return	$4.2	$19.1	$13.4	$19.4

Average total cash and invested assets	$1,481.2	$1,541.2	$1,468.1	$1,528.0

Total investment return %	0.3%	1.2%	0.9%	1.3%

(1)	Amounts in this table are shown on a pre-tax basis.

GLOBAL INDEMNITY GROUP, LLC

SUMMARY OF ADJUSTED OPERATING INCOME (LOSS)

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Adjusted operating income (loss), net of tax	$(7,118)	$(4,314)	$(2,853)	$16,819
Adjustments:
Net realized investment gains (losses)	(595)	6,102	7,032	(18,454)
Expenses related to redomestication	—	(16,958)	—	(20,562)

Net income (loss)	$(7,713)	$(15,170)	$4,179	$(22,197)

Weighted average shares outstanding – basic	14,445	14,304	14,413	14,277

Weighted average shares outstanding – diluted (1)	14,445	14,304	14,413	14,421

Adjusted operating income (loss) per share – basic (2)	$(0.50)	$(0.30)	$(0.22)	$1.18

Adjusted operating income (loss) per share – diluted (1) (2)	$(0.50)	$(0.30)	$(0.22)	$1.16

(1)

For the three and nine months ended September 30, 2021 and three months ended September 30, 2020, weighted-average shares outstanding – basic was used to calculate adjusted operating income (loss) per share - diluted due to a net loss for the period.

(2)

The adjusted operating income (loss) per share calculation is net of preferred shareholder distributions of $0.11 million and $0.04 million for the three months ended September 30, 2021 and 2020, respectively, and $0.33 million and $0.04 million for the nine months ended September 30, 2021 and 2020, respectively.

Note Regarding Adjusted Operating Income (Loss)

Adjusted operating income (loss), a non-GAAP financial measure, is equal to net income (loss) excluding after-tax net realized investment gains (losses) and other unique charges not related to operations. Adjusted operating income (loss) is not a substitute for net income (loss) determined in accordance with GAAP, and investors should not place undue reliance on this measure.